UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

BHAV ACQUISITION CORP II
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43522	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

255 Old New Brunswick Rd., Suite N210 Piscataway, NJ 08854
(Address of principal executive offices and zip code)

(732) 612-9552

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one right to acquire one-fourth of one Class A ordinary share	BHAIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BHAI	The Nasdaq Stock Market LLC
Rights, each right to acquire one-fourth of one Class A ordinary share	BHAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference to the extent required.

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 2, 2026 (the “Previous 8-K”), BHAV Acquisition Corp II (the “Company”) consummated, on October 30, 2026, its initial public offering (the “IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one right to receive one-fourth (1/4) of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating aggregate gross proceeds to the Company of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. In addition, in connection with the IPO, the Company issued 350,000 Class A Ordinary Shares (the “Representative Shares”) to the designee of Maxim Group LLC, the representative of the underwriters (the “Representative”), as part of the underwriting compensation.

As also previously disclosed in the Previous 8-K, simultaneously with the closing of the IPO, the Company consummated a private placement (a “Private Placement”) in which BHAV Partners II LLC, the Company’s sponsor (the “Sponsor”), purchased 225,000 units (the “Private Units”) at a price of $10.00 per unit, for $2,250,000 in the aggregate.

Subsequently, the underwriters partially exercised the over-allotment option, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on November 12, 2026. The total aggregate issuance by the Company of 509,855 Over-Allotment Option Units at a price of $10.00 per unit resulted in total gross proceeds of $5,098,550.00. On November 12, 2026, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 5,098 Private Units to the Sponsor, generating gross proceeds of $50,980.00. As a result of the rounding down of the number of additional Private Units purchased by the Sponsor from 5,098.55 to 5,098, the Sponsor also contributed an additional $5.50 to the Company (the “Sponsor Contribution”), such that the amount held in the trust account equals $10.05 per Class A Ordinary Share sold in the IPO (including the Over-Allotment Option Units). The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder, as the transactions did not involve a public offering.

In connection with the underwriters’ partial exercise of the over-allotment option, the Company also issued an additional 17,844 Representative Shares (reflecting the rounding down of 17,844.925 shares to the nearest whole share) to the designee of the Representative as part of the underwriting compensation relating to the closing of the over-allotment option and sale and issuance of the Over-Allotment Option Units.

A total of $105,624,042.75 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the Private Placements on October 30, 2026 and November 12, 2026, and the Sponsor Contribution, were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company, LLC acting as trustee. Of such amount, $5,124,042.75 ($10.05 per Over-Allotment Option Unit), consisting of (i) $5,073,057.25 of net proceeds from the sale of the Over-Allotment Option Units, after deducting $25,492.75 of underwriting discounts, (ii) $50,980.00 of proceeds from the sale of the 5,098 additional Private Units and (iii) the $5.50 Sponsor Contribution, was placed in the trust account on November 12, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BHAV Acquisition Corp II

	By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	Chief Executive Officer

Date: November 12, 2026

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